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                                                                  Exhibit 15
                                                                  ----------


                       POWER OF ATTORNEY WITH RESPECT TO
                    UNITED INVESTORS LIFE INSURANCE COMPANY


      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, an officer and/or director of United Investors Life Insurance Company, does hereby constitute and appoint James L. Sedgwick, Ross W. Stagner and W. Thomas Aycock, and each of them, his/her attorney(s)-in-fact, each with the power of substitution for him/her in any and all capacities, to sign any registration statements and amendments thereto for United Investors Life Insurance Company as Depositor for RetireMap Variable Account, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney(s)-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


      IN WITNESS WHEREOF, each of the undersigned has subscribed to these presents on this 6th day of March, 1997.



_________________________
Ronald K. Richey


/s/ James L. Sedgwick
-------------------------
James L. Sedgwick


/s/ W. Thomas Aycock
-------------------------
W. Thomas Aycock


/s/ Michael J. Klyce
-------------------------
Michael J. Klyce
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/s/ John H. Livingston
-------------------------
John H. Livingston


/s/ James L. Mayton, Jr.
-------------------------
James L. Mayton, Jr.


_________________________
Anthony L. McWhorter


_________________________
Carol A. McCoy


/s/ Ross W. Stagner
-------------------------
Ross W. Stagner


/s/ William L. Surber
-------------------------
William L. Surber


_________________________
Keith A. Tucker